As filed with the Securities and Exchange Commission on May 6, 2016

Registration No. 333-206127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 2

IT MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7373
(Primary Standard Industrial Classification Code Number)

37-1780350
(I.R.S. Employer Identification Number)

1395 Brickell Avenue, Suite 800, Miami, FL 33131; Telephone Number - (305) 200-8891
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC. 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134; Telephone: (310) 417-1866
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Donald P. Hateley, Esq. Hateley & Hampton 201 Santa Monica Blvd., Suite 300 Santa Monica, California 90401 (310) 576-4758
As soon as practical after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]

Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	$313,598	$36.44

(1)	We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

IT MANAGEMENT, INC.

3,135,979 SHARES OF COMMON STOCK BEING SOLD BY THE SELLING SECURITY HOLDERS

$0.10 per share

$313,598 Offering

We are registering 3,135,979 shares of common stock on behalf of certain selling security holders (“Selling Security Holders”) named under “Selling Security Holders” within this registration statement. The Selling Security Holders are selling all of the shares. The offering price for the shares will be $0.10 per share until the shares are quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or an exchange. The Selling Security Holders will sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange. There is no guarantee that the shares will ever be quoted on the OTCBB or an exchange.

The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We will not receive any proceeds from the sale of any of the shares held by the Selling Security Holders.

The offering will conclude on the earlier of when all 3,135,979 shares of common stock registered in this statement by the Selling Security Holders have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.

Prior to this offering, there has been no public trading market for the common stock. Our common stock is presently not traded on any market or securities exchange.

PLEASE READ THIS PROSPECTUS CAREFULLY.

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 11. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.10	$0.00	$0.00
Maximum	3,135,979	$0.10	$313,598.00	$0.00

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is May 6, 2016

Through and including May 31, 2016 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current on as of its date.

i

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to IT Management, Inc. As of the date of our most recent audit, December 31, 2015, we had $52,353 in total assets.

IT MANAGEMENT, INC.

Organization

We were incorporated in the State of Nevada as a for-profit company on October 27, 2014 and established a fiscal year end of December 31. On October 27, 2014, our incorporator adopted our bylaws and appointed our initial directors. From October 27, 2014 to June 2015, we had limited operations and were implementing our business plan to provide information technology consulting services to companies in North America. Our business activities were limited to organizational matters development of our business model and plan. We have established a fiscal year end of December 31. In July 2015, we began marketing our services and in September 2015, we signed consulting agreements with our first two customers .

On October 27, 2014, we issued 8,750,000 shares of our common stock, par value $0.0001 per share, to our founders, Claude Beauregard, Daniel Trudeau and Ringar Investments, LLC at a price of $0.001 per share for $8,750 in cash. Mr. Beauregard is our Chairman, President and Chief Executive Officer. Mr. Trudeau is our Vice President, Chief Financial Officer, Secretary and Director. From October 27, 2014 to October 31, 2014, we issued 3,250,000 shares of our common stock, par value at $0.0001 per share, to 8 investors at a price of $0.001 per share for $3,250 in cash. On July 1, 2015, these 8 investors executed lock-up agreements with us that restrict their right to sell their shares for a period of 18 months. Under the terms of the lock-up agreement, each investor is allowed to sell 25% of the share subject to the lock-up agreement in this offering, 25% in 6 months, 25% in one year and the balance in 18 months. On October 16, 2014, we issued a 10% one-year convertible note to an investor for $10,000 in cash. The holder of the convertible note had the option to convert the principal, plus accrued interest, into shares of our common stock at the conversion price of $0.025 per share. On February 27, 2015, the holder converted the principal plus $337 in accrued interest into 413,479 shares of our common stock. From November 11, 2014 to March 28, 2015, we issued 1,910,000 shares of our common stock, par value at $0.0001 per share, to 28 investors for $95,500 in cash or $0.05 per share. Presently, we estimate our monthly burn rate is approximately $2,500 per month, which consists of general and administrative expenses and professional fees. We believe that our present capital is sufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $30,000 in either cash or our common stock to accomplish the goals set out in our plan of operation, which we intend for fund from the recent sale of our common stock as well as advances from our majority shareholders, if necessary, which they have orally agreed to advance. We also intend to use our common stock to accomplish these goals in order to conserve our cash if we are able to negotiate the payment for services with our shares. To the extent we are unable to accomplish our goals with the issuance of common stock for services and products, then we use our capital or we will borrow funds from our majority shareholders. We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds.”

Our principal business, executive and registered statutory office is located at 1395 Brickell Avenue, Suite 800, Miami, FL 33131 and our telephone number is (305) 200-8891, fax (305) 200-8801 and email contact is info@itprofessionals.com. Our URL address is www.itprofessionals.com.

Business

We commenced operations in October 2014 and, until July 2015, have been limited to organizational and business development activities. In July 2015, we began marketing our services to potential customers. In September 2015, we entered into consulting agreements with our first two customers and have recorded minimal revenue. We are an information technology consulting company that advises companies on providing research, analysis and purchasing decisions for their software and hardware solutions. Our mission is to assist companies in evaluating the best options for making software and hardware purchases to enable them to cost-effectively manage their business and data information by advising them on what we believe are their best options given their budget and software needs. We are focusing our marketing efforts with technology companies; however, we will also look at all business opportunities. We intend to use the Internet as well as the services of independent sales consultants to market our services to potential clients. We have had limited operations and have limited financial resources. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and early losses raise substantial doubt about our ability to continue as a going concern.” Our operations from October 2014 to June 2015 were devoted primarily to start-up, development and operational activities, which include:

1.	Formation of the Company;

2.	Development of our business plan;

3.	Evaluating various information technology companies and professionals to market our services;

4.	Research on marketing channels/strategies for our services;

5.	Secured our website domain www.itprofessionals.com and beginning the development of our initial online website; and

6.	Research on services and the pricing of our services.

1

We are offering consulting services to companies with the mission to assist them in their software purchasing decisions and to assist their management in evaluation equipment and software solutions that are economically feasible for them to accomplish their goals.

Our goal is to assist companies by offering them hardware and software solutions, analysis and guidance to enhance their ability to manage their data and maximize the use of their information. By analyzing their current needs and budget, we believe we can source the most cost effective solutions for them. Since we are not a direct seller of software, we believe that we can offer objective advice on which software solutions would be most cost effective to satisfy their needs. While we believe that we are offering potential customers a service that will satisfy their needs, there is no assurance that customers will engage our services or that our efforts to market our information technology services will be perceived to be cost effective or that we will succeed in our efforts.

Market Opportunity

The software and mobile technology industries are rapidly growing sectors of the U.S. economy, and companies building social media applications have grown their user bases and revenues at unprecedented rates in recent years. We believe that an attractive opportunity exists for a public company focused on assisting these businesses in the evaluation and execution of hardware and software applications and technological development will provide our opportunity, which can include:

●	Global adoption of Internet infrastructure and the proliferation of mobile technology. The cost of Internet access continues to decline, facilitating an increasing number of Internet users and driving up time spent online. This trend is magnified by the proliferation of smartphones and mobile technology, resulting in users with perpetual access to the Internet. As the Internet becomes more accessible, more data is being transmitted online, requiring evolving applications and businesses to manage this flow of information.

●	Dramatic shifts in the way people share and consume information. The growing usage and availability of the Internet results in an increasing number of human connections. As more people are connected, an increasing volume of information is being shared. The benefits of this information flow manifest themselves in more ways than simply interacting with friends, and the Internet is becoming an increasingly important tool in businesses’ marketing programs. Connectivity among humans, when harnessed by businesses, can drive marketing costs down to virtually zero. We believe that as more consumption occurs on the Internet, more mediums of efficiently disseminating information are required. This secular shift creates vast opportunities for companies creating and investing in these technologies.

●	Declining costs to build web- and mobile-based technology. The cost of starting and operating an Internet-based business has dramatically declined over the last decade as a result of dropping hardware costs and maturing open-source software. This decline has resulted in a shift in the capabilities web technology founders look for in a partner. Increasingly, entrepreneurs are valuing business support, brand connections, marketing and product support over the level of funding available from a partner. This adaptation creates a large and growing opportunity for web-technology incubators providing comprehensive support services to entrepreneurs.

●	Increasing focus on web-based technology companies by the capital markets. The explosive growth of social media and content companies has attracted significant capital from investors. By providing hardware and software consulting to these businesses, we believe we will benefit from this heightened desire for social media investments in companies that have developed the proper hardware and software solutions to meet consumer demand.

Our Business Strategy

Our goal is to consult with companies that need information technology solutions to grow their businesses, which will allow them to minimize their hardware and software expenses while maximizing the information they need to manage their business including the use and application of mobile based apps. We believe that by advising management on their purchasingl decisions, we will generate client loyalty while we add value for our potential clients. The following are key elements of our strategy:

●	Guide our clients through the challenges of early analysis. We intend to help provide our clients with the research and analysis to minimize their time to evaluate hardware and software. We believe that our services will reduce time, costs and accelerate the time to enable the client to purchase or lease information technology solutions without the pressure of commission sales professionals. We believe that we can advise them by evaluating their needs, budgets and personnel and providing strategic guidance on what hardware and software would be most economical while providing them with the data solutions they need to manage their business.

●	Apply a structured consulting process to our clients. Web-based technology is becoming increasingly capital-efficient, and we intend to leverage this trend, when applicable, through the use of the Internet and various online software tools. By advising clients in the earliest stages of their evaluation of potential hardware and software purchases, we believe that we will allow them to achieve desired goals without the sales pressure or commissions associated with typical information technology purchases.

●	Consult to diverse, innovative and dynamic clients. We believe that the low capital requirements to consult with our target clients enable us to spread our resources across a wide spectrum of clients. Some clients will be interested in leasing equipment and software on a monthly basis while others will be interested in purchasing their hardware and software. By diversifying our target clients, we believe we will mitigate risk and enhance the value of our services to our clients.

2

We intend to provide information technology consulting services to our clients for fee-based compensation. We will negotiate our fees on a case-by-case basis and intend to offer hourly rates and flat fees for our services.

We will provide a variety of services to client companies, including the following:

●	Analysis of current trends;

●	Consulting on various software applications;

●	Assisting in the evaluation of cyber security risks and applications to minimize such risks;

●	Investment analysis of hardware and software purchases;

●	Formulating training and operating strategies for the purchases; and

●	Formulating other strategies designed to maximize use of the software and/or hardware to achieve the information goals.

We intend to derive income from our clients for the performance of these services.

Since October 27, 2014 (our inception) to August 31, 2015, we did not generate any revenues ; however, in July 2015, we commenced our marketing services and , as of September 2015, we entered into agreements with two clients. As of December 31, 2015, we have an audited net loss of $(76,525). We anticipate that we will generate revenues as we secure clients in the next twelve months. We believe that we have sufficient working capital to continue our operations for the next 12 months; however, our majority shareholders have orally agreed to advance us our working capital, if necessary. Our Selling Security Holders are offering for sale, 3,135,979 shares of common stock at an offering price of $0.10 per share. We currently have two officers and directors. These individuals allocate time and personal resources to us on a part-time basis and devote approximately 15 hours per week to us.

As of the date of this Prospectus, we have 14,323,479 shares of $0.0001 par value common stock issued and outstanding, which is owned by 34 shareholders. We do not have any shares of preferred stock issued and outstanding. The aggregate market value of our common stock based on the offering price of $0.10 per share is $1,432,348. Our stockholders’ equity as of our most recent audit, which is December 31, 2015, is $51,312 .

THE OFFERING

We have 14,323,479 shares of common stock issued and outstanding and are registering 3,135,979 of these shares on behalf of 31 certain individuals (“Selling Security Holders”) named under Selling Security Holders within this registration statement. The Selling Security Holders may endeavor to sell all 3,135,979 shares of their common stock after this registration becomes effective. The price at which the Selling Security Holders offer their shares is fixed at $0.10 per share for the duration of the offering. We will not receive any proceeds from the sale of the common stock by the Selling Security Holders. This is a fixed price at which the Selling Security Holders will sell their shares until our common stock is quoted on the OTCBB, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

3

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities being offered by the Selling Security Holders, common stock, $0.0001 par value:	3,135,979 shares of common stock, $0.0001 par value issued to investors in a private placement.

Offering Price per Share by the Selling Security Holders:	$0.10 per share if and when the Selling Security Holders sell the shares of common stock.

Offering Period:	The offering will conclude when all 3,135,979 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.

Number of Shares Outstanding Before the Offering:	14,323,479 common shares are currently issued and outstanding. 3,135,979 of the issued and outstanding common shares are being offered for sale under this prospectus by the Selling Security Holders.

Minimum number of shares to be sold in this Offering:	None.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock of the Selling Security Holders. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, were approximately $58,000.

Termination of the Offering:	The offering will conclude when all 3,135,979 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.

Terms of the Offering:	The Selling Security Holders will sell the common stock offered in this prospectus upon the approval of this registration statement.

Trading Market:

None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of the common stock in the OTCBB; however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

4

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Security Holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	As of December 31, 2015 (audited)	Period from October 27, 2014 (Inception) to December 31, 2014 (audited)

Current assets	$52,204	$33,518
Total assets	$52,353	$33,518

Current liabilities	$1,041	$3,097
Total liabilities	$1,041	$3,097
Shareholders’ equity	$51,312	$30,421

Operating Data:	Year ended December 31, 2015 (audited)	Period from October 27, 2014 (Inception) to December 31, 2014 (audited)

Revenues	$1,766	$-
Operating expenses	$36,723	$31,232
Interest expense	8,489	1,847
Net loss	$(43,446)	$(33,079)
Net loss per share per common share – basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares outstanding – basic and diluted	12,816,906	12,356,462

5

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We had no operations and our accountants have issued us a “going concern” opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

We are subject to those financial risks generally associated with development stage enterprises. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations and will independently seek additional financing. However, we may be unable to obtain such financing. We are also subject to risk factors specific to our business strategy and the information technology consulting industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

Since we are a development stage enterprise, lack an operating history and have just commenced our operations, and, an investment in the shares offered herein, is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We are a startup enterprise that was incorporated in October 2014 and we began to implement our business plan and commence operations in 2014 and continued to expand our operations in 2015. We have a limited operating history upon which an evaluation of our future prospects can be made. From our inception on October 27, 2014 to December 31, 2015, we have incurred a net loss of $(76,525). Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the information technology consulting industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure clients and implement our information technology services. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Our auditor’s report on our December 31, 2015 and 2014 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any funds. See “Audited Financial Statements - Auditors Report.”

Because we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors. We incurred an accumulated audited $(76,525) net loss for the period from October 27, 2014 (inception) to December 31, 2015, and have generated $1,766 in revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our information technology consulting services. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Claude Beauregard, our chairman, president and chief executive officer and Daniel Trudeau, our vice president, chief financial officer, secretary and director. The loss of our officers and directors, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any officer/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. They have been, and continue to expect to be able to commit approximately 15 hours per week of their time, to the development of our business plan in the next six months. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to us and we would be unable to develop our business plan resulting in the business failure.

6

We do not maintain key person life insurance on our officers and sole director.

If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of December 31, 2015, we had $41,763 in cash, $441 in accounts receivable and total assets of $52,353. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic conditions and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the information technology projects that we may consult on could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from our information technology consulting services, which could be suffer if clients are suffering from the economy. During weak economic conditions, we may not experience any growth if we are unable to obtain financing. If the domestic and/or international economy were to weaken, the demand for any information technology projects we may desire to consult on could decline, which could have a material adverse effect on our operating results and stock price.

Because Claude Beauregard and Daniel Trudeau, our officers and directors reside outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against Messers. Beauregard and Trudeau, or to enforce a judgment rendered by a United States court against Messers. Beauregard and Trudeau.

While our principal office and operations are located in the United States, Messers. Beauregard and Trudeau, our officers and directors, are non-residents of the United States. Therefore, it may be difficult to effect service of process on Messers. Beauregard and Trudeau in the United States, and it may be difficult to enforce any judgment rendered against Messers. Beauregard and Trudeau. As a result, it may be difficult or impossible for an investor to bring an action against Messers. Beauregard and Trudeau in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, it is uncertain whether the laws of Canada may enable that investor able to enforce a judgment against the assets of Messers. Beauregard and Trudeau. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders, compared to shareholders of a corporation whose officers and directors reside within the United States.

In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital, we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

7

We do not have any intellectual property and, if we develop any, may not be able to adequately protect it from infringement by third parties.

Our business plan is significantly dependent upon exploiting the information technology consulting services we intend to offer to companies. We do not currently have any intellectual property although we believe that as we develop our systems and the way we consult, we will eventually develop trade secrets and other types of intellectual property. In the event that we develop intellectual property in the future, there can be no assurance that we will be able to control all of the rights for all of our future intellectual property or trade secrets that we may develop. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon these future intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any future intellectual property or successfully prosecute potential infringement of any future intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights that we may obtain, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect any future intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

If our information technology engagements are not commercially successful and/or do not generate revenues, our business would fail.

Information technology projects involve substantial risks, because it requires that we spend significant time based entirely on our preliminary evaluation of potential clients’ systems and equipment needs. It is impossible to predict the success of any project. The ability of a consulting project to be commercially successful can depend upon a variety of unpredictable factors, including, but not limited to:

●	Clients’ demand for our services, which is always subject to change;

●	the quality and availability of other consulting services competitively priced;

●	the competition for services offered on the Internet, through other consultants or advisors; and

●	the fact that many of the services we intend to offer are available in some form through other professionals and the Internet.

The consulting service we provide might be more expensive to provide than we anticipate.

We expect that future financing that we may obtain will provide the capital required to expand our personnel and provide us the resources to offer additional or more sophisticated information technology consulting services and potentially web based applications to potential clients. Expenses associated with acquiring or training personnel to provide the information technology consulting services to our potential customers could increase beyond projected costs because of a range of factors such as an escalation in compensation rates and other personnel working on consulting or software services or in the number of personnel required to work on the clients, or because of problems or difficulties with software technology and equipment used by our personnel with customers. In addition, unexpected circumstances sometimes cause billings to exceed budget.

Competition in the information technology industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources might introduce competing services. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse effect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to attract customers, either of which would materially and adversely affect our business, results of operation and financial condition.

If we are unable to obtain customers for our consulting services, our business will suffer and likely fail.

Because we lack the resources to advertise our information technology consulting services in traditional publications, we plan to enter into arrangements with other professional providers and independent contractors to market our consulting services. As a result, we may be unable to secure marketing agreements before funds are spent on personnel or other forms of advertising. In addition, if we are unable to obtain marketing on acceptable terms, we may evaluate other alternatives, such as retaining third party marketers. We cannot provide any assurance that we will be able to secure any favorable marketing agreements, or if we were able to, under terms that would allow us to be profitable. If we are unable to obtain adequate marketing, we may not have the ability to generate revenue.

8

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The information technology industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Federal and state governments may regulate certain aspects of the information technology consulting industry. Our ability to cost effectively market our services as they related to information technology projects could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

Our officer and directors may have conflicts in allocating their time to our business

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

9

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our board of directors has significant control over us and we have not established committees comprised of independent directors.

We have only two interested directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have two directors, they have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our directors perform these functions and are not independent. Thus, there is a potential conflict in that our directors are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors’ decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We will rely upon consultants for web-development and the consultants may not complete the work within the set framework that is necessary to promote and recruit personnel effectively.

We are also dependent on a web consultant to further develop and expand our website to market our services. Our agreement with the web consultant is oral. If the consultant does not fulfill his duties, we may have to find another consultant with specific expertise to develop our website, which will delay our ability to sell our information technology consulting services according to our business plan.

We currently have a website (www.itprofessionals.com) that we believe will help us attract customers and allow us to market our services to potential customers. We intend to use the website as a promotional tool for recruiting potential customers for our services.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an “Emerging Growth Company” under The Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

10

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” on page 25 for a further discussion of this exemption.

RISKS ASSOCIATED WITH THIS OFFERING

The $0.10 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

Investors may lose their entire investment if we fail to implement our business plan.

As a startup enterprise that commenced operations in 2014, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on October 27, 2014. We have no demonstrable operations record, on which you can evaluate our business and prospects. As of the date of this prospectus, we have had only limited start-up operations and have only generated $1,766 in revenues. We cannot guarantee that we will be successful in accomplishing our objectives. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify a market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

11

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

12

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

Future sales or the perception of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

After the completion of this offering, there will be 85,676,521 shares of our common stock available for future sale that were not sold in the offering. Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

13

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Claude Beauregard, our chairman, chief executive officer and president and Daniel Trudeau, our vice president, chief financial officer and secretary each own 2,250,000 common shares collectively representing 31.42% of the outstanding common stock. As a result, they can effectively control all matters requiring director approval and have a significant vote in stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. As insiders they also have the ability to delay or perhaps even block, by their collective ownership of our stock. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our directors have authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (14,323,479 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

14

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our directors has the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

15

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60-day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities being registered pursuant to this registration statement on behalf of the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.10 per share. This price is significantly greater than the price paid by our officers and director and founder for common equity since our inception on October 27, 2014. Our officers and directors and founder purchased shares at a price of $0.001 per share, a difference of $0.099 per share lower than the share price in this offering.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our Selling Security Holders.

SELLING SECURITY HOLDERS

We are registering, for offer and sale, shares of common stock held by 31 of our 34 shareholders, which consist of the Selling Security Holders listed below. The Selling Security Holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

To date, we have not taken any steps to list our common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing. Moreover, if a public exchange grants us a listing for our common stock, the Selling Security Holders will be limited to selling the shares at $0.10 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the OTCBB or an exchange when they can sell them at the prevailing market price or a privately negotiated price.

The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. We are not aware of any Selling Security Holders being a broker-dealer or being affiliated with a broker-dealer. Each of the other Selling Security Holders may be deemed to be an underwriter in this offering.

16

NOTE: As of the date of this prospectus, Ringar Investments, LLC, a Texas limited liability company controlled by Leonard Garcia and Daniel Ringuet, owns 4,250,000 common shares, which are subject to Rule 144 restrictions. There are currently 34 shareholders of our common stock.

We base the percentages determined in these calculations upon the 14,323,479 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
Jean-Sebastain Jacquetin(2)	500,000	3.49	125,000	375,000	2.62
9292-5494 Quebec Inc.(2)(3)	415,000	2.90	133,750	281,250	1.96
8010609 Canada, Inc.(2)(4)	350,000	2.44	162,500	187,500	1.31
Toni Vallen(2)	250,000	1.75	62,500	187,500	1.31
David Cleave(2)	703,479	4.91	515,579	187,900	1.31
Mathieu Rondeau(2)	375,000	2.62	93,750	281,250	1.96
Darryl Levitt(2)	290,000	2.02	102,500	187,500	1.31
Robert Desjardins(2)	1,040,000	7.26	290,000	750,000	5.24
Jasmin Provost	150,000	1.05	150,000	0	0.00
Jerry Morrell	40,000	0.28	40,000	0	0.00
John Gubenco	100,000	0.70	100,000	0	0.00
Hosny Louis	60,000	0.42	60,000	0	0.00
Leo Garcia	100,000	0.70	100,000	0	0.00
Hakim Zahar	40,000	0.28	40,000	0	0.00
Pierre Cardinal	40,000	0.28	40,000	0	0.00
Chantal Pilon	40,000	0.28	40,000	0	0.00
Evangelica Babanicos	40,000	0.28	40,000	0	0.00
Michele Powell	40,000	0.28	40,000	0	0.00
Lowen Rosenthal	40,000	0.28	40,000	0	0.00
Robert Montgomery	100,000	0.70	100,000	0	0.00
Diane Montgomery(5)	100,000	0.70	100,000	0	0.00
Jean Mercure	40,000	0.28	40,000	0	0.00
Allin Investment, LLC.(6)	60,000	0.42	60,000	0	0.00
Sylvain Richer	40,000	0.28	40,000	0	0.00
Wayne Trisdale	40,000	0.28	40,000	0	0.00
Tony Vespa	40,000	0.28	40,000	0	0.00
Leonard Garcia(7)	40,000	0.28	40,000	0	0.00
Don Meehan	100,000	0.70	100,000	0	0.00
Jesse Garcia	60,000	0.42	60,000	0	0.00
4445872 Canada, Inc.(8)	40,000	0.28	40,000	0	0.00
Mario Nadeau	300,000	2.09	300,000	0	0.00
	5,573,479	38.93%	3,135,579	2,437,900	17.02%

(1)	Based on 14,323,479 common shares outstanding prior to the primary offering.
(2)	The shareholders are subject to a Lockup Agreement whereby 25% of their shares are being registered and the remaining 75% will be available for resale every 6 months thereafter.
(3)	Marc Lachance has dispositive voting control over the shares owned by 9292-5494 Quebec Inc.
(4)	Philippe Germain has dispositive voting control over the shares owned by 8010609 Canada Inc.
(5)	Diane Montgomery is the spouse of Robert Montgomery.
(6)	Mathieu Landry-Girauard has dispositive voting control over the shares owned by Allin Investment, LLC.
(7)	Leonard Garcia is the brother of Leo Garcia and Jesse Garcia is his nephew.
(8)	Thierry Glorieux has dispositive voting control over the shares owned by 4445872 Canada Inc.

Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

As a group, the 31 Selling Security Holders are hereby registering 3,134,579 common shares. The price per share is $0.10 and will remain so unless and until the shares are quoted on the OTCBB or an exchange. The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange.

17

The shares owned by all of our shareholders, which includes the Selling Security Holders and our officers, director and founder, were acquired in several issuances. On October 27, 2014, we issued 8,750,000 shares of our common stock, par value $0.0001 per share, to our founders, Claude Beauregard, Daniel Trudeau and Ringar Investments, LLC for $8,750 in cash or $0.001 per share. Mr. Beauregard is our Chairman, President and Chief Executive Officer. Mr. Trudeau is our Vice President, Chief Financial Officer, Secretary and a director. From October 27, 2014 to October 31, 2014, we issued 3,250,000 shares of our common stock, par value $0.0001 per share, to 8 investors for $2,000 in cash or $0.001 per share. On July 1, 2015, these 8 investors executed lock-up agreements with us that restrict their right to sell their shares for a period of 18 months. Under the terms of the lock-up agreement, the investors are allowed to sell 25% of their shares in this offering, 25% in 6 months, 25% in one year and the balance in 18 months. On October 16, 2014, we issued a 10% one-year convertible note to an investor for $10,000 in cash. The holder of the convertible note had the option to convert the principal plus accrued interest into shares of our common stock at the conversion price of $0.025 per share. On February 27, 2015, the holder converted the principal, plus $337 in accrued interest, into 413,479 shares of our common stock. From November 11, 2014 to March 28, 2015, we issued 1,910,000 shares of our common stock, par value at $0.0001 per share, to 28 investors for $95,500 in cash or $0.05 per share.

In the event the Selling Security Holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the Selling Security Holders.

None of the Selling Security Holders, except for Leonard Garcia, who is a member of Ringar Investments, LLC, has either (1) had a material relationship with us, other than as a shareholder as noted above, at any time since October 27, 2014 (inception) or (2) ever been an officer or director of us.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. Since the shares of stock not sold in this offering are subject to contractual and legal restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of the offering, we will have outstanding 14,323,479 shares of common stock. Of these shares, the 3,135,979 shares sold in the offering will be freely tradable without restriction under the Securities Act, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% stockholders.

The remaining shares of common stock will be “restricted securities” within the meaning of Rule 144 under the Securities Act. These shares may be sold 4 the public market only if registered or if they qualify for an exemption from registration under Rules 144 promulgated under the Securities Act, which are summarized below. Sales of these shares in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock.

Some of our stockholders have entered into lock-up agreements generally providing that they will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of our common stock owned by them for a period of up to 18 months after the effective date of the registration statement filed pursuant to this offering without the boards prior written consent. The Lock-Up Agreement provides that 25% of the will be released from such restrictions after six months, and an additional 25% will be released from such restrictions each six months thereafter. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rule 144, shares subject to lock-up agreements will not be salable until such agreements expire or are waived by the board. Taking into account the lock-up agreements, and the sale restriction agreements, and assuming the board of directors do not release stockholders from these agreements, the following shares will be eligible for sale in the public market at the following times:

●	Beginning on the effective date of this prospectus, only the shares sold in the offering will be immediately available for sale in the public market.

●	Beginning 180 days after the effective date, 812,633 shares will be eligible for sale pursuant to Rule 144.

●	Beginning twelve months after the effective date, 812,633 additional shares will be eligible for sale pursuant to Rule 144.

●	Beginning eighteen months after the effective date, 812,634 additional shares will be eligible for sale pursuant to Rule 144.

In general, under Rule 144 as currently in effect, and beginning after the expiration of the lock-up agreements (180 days after the effective date) of a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the number of shares of common stock then outstanding (which will equal approximately 143,235 shares immediately after the offering); or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

18

As of December 31, 2015, there were no outstanding options. See “Risk Factors—Future sales or the perception of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.”

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the filing of our registration statement of which this prospectus is a part. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

19

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1.	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we do not believe we are a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

20

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,”“expects,”“intends,”“plans,”“anticipates,”“estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. We intend to file the Form 8A after our registration statement is effective.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended December 31, 2015 and for the period from October 27, 2014 (inception) to December 31, 2014, together with notes thereto, which are included in this registration statement on Form S-1.

Impairment of long-lived assets

We, when applicable, continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

We recognize revenue when services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until we are either no longer an “emerging growth company” or we affirmatively and irrevocably opt out of the extended transition period. As a result of our election to rely on the extended transition period, our financial statements may not be comparable to the financial statements of other public companies. During this extended transition period we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

21

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended December 31, 2015 and for the period for October 27, 2014, (inception) through December 31, 2014, together with notes thereto, which are included in this registration statement on Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

For the year ended December 31, 2015 compared to the period from October 27, 2014 (inception) to December 31, 2014

Results of Operations

Revenues. Our revenues increased $1,716, or 100%, to $1,766 for the year ending December 31, 2015 compared to $0 for the period from October 27, 2014 (inception) to December 31, 2014. The increase is due to our engagement with our first two clients.

Operating Expenses. Our operating expenses increased $3,644, or 11.02% to $36,723 for the year ended December 31, 2015 compared to $33,079 for the period from October 27, 2014 (inception) to December 31, 2014. Our operating expenses were comprised of general and administrative expenses of $18,495 and professional fees of $18,228.

●	General and administrative expenses increased $17,263, or 1,401.22%, to $18,495 for the year ended December 31, 2015 compared to $1,232 for the period from October 27, 2014 (inception) to December 31, 2014. The increase is primarily attributable to an increase in travel and entertainment expenses, computer and internet expenses, and Edgar filing fees.

●	Professional fees decreased $11,772, or 39.24%, to $18,228 for the year ended December 31, 2015 compared to $30,000 for the period from October 27, 2014 (inception) to December 31, 2014. The decrease is primarily attributable to a $20,000 decrease in legal fees offset by a $8,228 increase in accounting fees.

Net Loss. Our net loss increased by $10,367, or 31.34%, to $43,446 for the year ended December 31, 2015 compared to a net loss of $33,079 the period from October 27, 2014 (inception) to December 31, 2014 . The increase is primarily attributable to an increase in our general and administrative expenses as discussed above offset by a reduction in our professional fees.

Liquidity and Capital Resources. In October 2014, we issued 12,000,000 shares of common stock to our founder and our initial shareholders at a price of $0.001 per share for $12,000. In October 2014, we issued a $10,000 one year 10% convertible promissory note, which converts into our common stock at a conversion price of $0.025 per share. We used the proceeds of our stock issuance and convertible promissory note to pay for operating and offering expenses. From November 1, 2014 to December 31, 2014, we issued 830,000 shares of common stock to accredited investors at a price of $0.05 per share for $41,500. We used those proceeds to pay for operating expenses.

As of December 31, 2015, we had liabilities of $1,041, of which $141 is represented by accounts payable and $900 in shareholder advances. We had no other long-term liabilities, commitments or contingencies.

Plan of Operation

We were incorporated in the State of Nevada on October 27, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has just begun to implement our marketing plan to generate revenues. If we are unable to successfully continue to find customers who will engage us to provide information technology consulting services, we may quickly use up our working capital.

Our business strategy is to market our website (www.itprofessionals.com) whereby potential information technology customers will be able to review our information technology consulting services and engage us. We will develop our presence on various e-commerce sites focused on the information technology, software and hardware applications as well as on mainstream sites such as Facebook, Twitter, and LinkedIn. We are also focusing on expanding our referral network by targeting other advisors and other service professionals.

The number of companies, which we will be able to provide services to will depend upon the success of our marketing efforts through our website and our referral network.

Our business is advising and consulting with information technology users by providing consulting services to support to their equipment, software and enterprise solution strategies. We intend to advise them on their technology needs, consulting with software and hardware purchases and training as well as other tasks that information technology users may not be familiar with or desire to operate internally.

22

We intend to work collaboratively with information technology users, as well as their existing advisors, to assist them in the proper analysis to purchase equipment and software as well as installation and operation. We believe that by providing guidance and support to our potential clients and assisting them in their information technology needs, we believe we will enable them to achieve their operational goals. We intend to partner and work with professional and technical advisors that have knowledge and expertise in information technology. To the extent that our potential clients request our assistance in seeking equipment suppliers, we intend to introduce them to the appropriate vendors who have the requisite expertise in the various areas that may require such expertise based on our recommendations.

Our founders have access to strategic relationships with information technology equipment and software suppliers. Our founders have experience with information technology use and applications.

We may conduct limited research and development of additional software and hardware consulting services to offer. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to offer consulting services to information technology users. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital upon the completion of this offering. Our operations will be limited due to the limited amount of funds on hand and the working capital, if necessary, our majority shareholders have orally agreed to advance us. Upon completion of our public offering, our specific goal is to profitably sell our information technology consulting services. Our plan of operations following the completion is as follows:

Develop and Enhance Our Website

Time Frame: 1st to 3rd months.

Material costs: $3,000 to $5,000.

We intend to further develop and enhance our website. Our vice president and director, Daniel Trudeau, will be in charge of overseeing the development and expansion of our website and the information technology consulting services we intend to offer. As of the date of this prospectus we have identified and secured the domain name www.itprofessionals.com. We have consulted with various web designers to help us with the development and functionality of the website and intend to continue to enhance it. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000 to $5,000. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential clients and referral sources

Time Frame: 3rd to 6th.

No material costs.

While we are developing our website, we will begin soliciting potential clients and referral sources. At the beginning, we plan to focus primarily on companies in need of immediate software or hardware purchases. We will solicit clients through local advisors such as attorneys and accountants. We do not expect to compensate any referral sources and will offer reciprocal referrals to any source that is willing to refer us customers; however, we may decide to compensate referral sources on a case-by-case basis. This activity will be ongoing throughout our operations. Even though the negotiation with potential customers and referral sources will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations. We do not expect to enter into formal written agreements with our referral sources and intend for these agreements to be oral. We intend to enter into information technology consulting agreements with our clients that will set forth the scope of services we agree to with these clients and provide for the hourly or flat rate billing arrangements.

In the future, when/if we have available resources, operating history and experience, we plan to contact larger referrals sources that have more established clients. However, we anticipate encountering many market barriers in becoming a service provider to clients of large established professionals. Our competitors have gained customer loyalty and brand identification through their long-standing advertising and customer service efforts. This creates a barrier to market entry by forcing us to spend time and money to differentiate our product in the marketplace and overcome these loyalties. The large established service providers may require capital investments in personnel. Considering our lack of operating history and experience in being an information technology consulting firm, we may never become a consultant to large established clients.

23

Commence Marketing Campaign

Time Frame: 6th - 12th months.

Material costs: $10,000-$15,000.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in information technology and consulting to showcase our services with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use Internet promotion tools on information technology and consulting websites as well as on Facebook and Twitter to advertise our services. We intend to spend from $10,000-$15,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. Our campaign will consist of soliciting clients by offering to provide information technology consulting services to clients with an emphasis on research and analysis.

Even if we are able to obtain sufficient number of consulting agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson or Independent Contractors

Time Frame: 6th-12th months.

Material costs: $5,000-7,500.

We eventually intend to hire one consultant with good knowledge and broad connections in the information technology consulting industry to introduce our services. The salesperson’s job would be to find new potential clients, and to set up agreements with customers and referral sources to engage our consulting services. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st-6th month we should have developed our website, negotiated potential referral agreements and begun marketing our services. During months 6-12 we will be further developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Claude Beauregard, our president, will be devoting approximately 15 hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Beauregard has orally agreed to commit more time as required. Because Mr. Beauregard will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Months

The following provides an overview of our estimated expenses to fund our plan of operation for the next twelve months.

Description	Expenses

SEC reporting and compliance	$6,000
Website expansion	$3,000 to $5,000
Marketing and advertising	$10,000 to 15,000
Advances to independent contractors	$5,000 to $7,500
Other expenses	10,000

We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $45,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our founders or our shareholders. Our initial 3 founders have orally agreed to advance us any necessary capital. However, they has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure additional personnel and marketing funds, those funds would be allocated as follows:

Our management may hire full or part- time employees or independent contractors over the next six (6) months; however, at the present, the services provided by our officers and directors appears sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these two individuals and can be supplemented by engaging independent contractors. Our management’s responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

24

Our management does not expect to incur any material research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officers or directors. Additionally, we believe that this fact shall not materially change.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

BUSINESS

We were incorporated under the laws of the State of Nevada on October 27, 2014, with fiscal year end in December 31. We are a development stage company that has just begun to generate revenues and just recently started our operations. If we are unable to successfully find customers who will engage us to provide information technology consulting services, we may quickly use up the proceeds from our recent private offering.

Our business is advising and consulting with information technology users and investors that are looking into use or purchase information technology. We are an information technology consulting company that will advise companies on providing research, analysis and purchasing decisions for their software and hardware solutions. Our mission is to assist companies in evaluating the best options for making software and hardware purchases to enable them to cost-effectively manage their business and data information. We intend to focus our initial marketing efforts with technology companies; however, we will also look at all business opportunities. We intend to use the Internet as well as the services of independent sales consultants to market our services to potential clients.

We intend to work closely with advisors that have vast knowledge in the information technology process. We intend to work with will assist them understand the value of information technology assets and build a proper infrastructure around it to help them achieve their data and information goals. We believe that by providing guidance and support to our potential clients and assisting them in structuring a information technology purchase of hardware and software will allow them to improve their operations.

25

Since beginning operations in July 2015, we marketed our services to provide information technology consulting services and were engaged by two clients in September 2015. We have incurred a loss of $76,525 as of December 31, 2015. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Our chief executive officer and director, Claude Beauregard, and our other officer and director, Daniel Trudeau, are our only personnel. Mr. Beauregard and Mr. Trudeau will devote at least 15 hours per week to us but may increase the number of hours as necessary. We expect our future sales to be derived from their relationships, advertising on the Internet and third party referrals. We intend to advertise our information consulting services on the Internet and market them to third party referral sources.

In October 2014, the Company issued 2,250,000 common shares to Claude Beauregard, our chairman, chief executive officer and president for $2,250 in cash or $0.001 per share in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act and 2,250,000 common shares to Daniel Trudeau, our vice president and director for $2,250 in cash or $0.001 per share in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

We have not established or attempted to establish a source of equity or debt financing other than our initial capitalization from our founders and the sale of securities from October 2014 to March 2015. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and has minimal liquidity, which raises substantial doubt as to its ability to continue as a going concern.”

Our administrative office is located at 1395 Brickell Avenue, Suite 800, Miami, FL 33131, which we lease on a month to month basis from a third party for $149 per month.

Our fiscal year end is December 31.

We began operations in July 2015 and intend to market information technology consulting services to information technology users that typically lack in house information technology staff. From October 2014 to June 2015, our operations were devoted primarily to start-up, development and operational activities, which included:

1.	Formation of the Company;

2.	Development of our business plan;

3.	Evaluating various target information technology professionals and investors to market our services;

4.	Research on marketing channels/strategies for our services;

5.	Secured our website domain www.itprofessionals.com and beginning the development of our initial online website; and

6.	Research on services and the pricing of our services.

In the third and fourth quarters of 2015, we focused our business operations on the development of our website and the marketing of our information and technology consulting services. In the third quarter of 2015, we entered into consulting agreements with two clients. In the first half of 2016, we plan to utilize our website to promote our consulting services to companies in need of purchasing or leasing hardware and software solutions and will continue to market our services to new prospective clients. We anticipate promoting our services by advertising our website and marketing to customers and referral sources.

We intend to advise our clients on strategic hardware and software purchases, provide a global understanding of how the software and mobile applications can impact their business, while creating opportunities for them to grow their customers. Our founders have experience in the consulting industry with public and private companies. We believe that a properly implemented information technology solution to a company allows them to manage and utilize their data to grow their customer base.

We may conduct limited research and development of additional services to offer. Further we do not expect significant changes in the number of employees. Our plan of operations is as follows:

Principal Services

We intend to consult with information technology users and assist them with a variety of consulting and analytical services for their hardware and software decisions.

Potential clients may face a number of options when seeking advice to purchase and install hardware and software for their businesses and we intend to advise them in of various options, providing them with support in making purchasing decisions.

26

Information Technology Consulting Services

We also intend to offer services to clients and help support complex business challenges with a pragmatic approach across all information technology sectors (hardware and software) initially focusing on software solutions that can be applied to their existing hardware infrastructure. Our management believes that they can assist information technology clients with advice that will enable them to improve performance, drive profitability and value.

The following are some the business benefits we intend to offer to potential clients:

(1)	Financial Management – Software applications designed to provide management with meaningful information for the budget process planning, risk management, financial modeling.

(2)	Information Technology Business Planning – Assistance with applications designed to assist with modeling and presentation development.

(3)	Software Development – Analysis of existing software and modifications and development to improve operating efficiencies.

(4)	Business Organization Structure and Process Development – Software applications designed to effectively produce information for legal, compliance and human resources.

We intend our information technology consulting are designed to assist clients in forming their software and hardware purchasing decisions. We intend to fully integrate our approach with client dialogue, client relationship development and maintenance and implementation and execution. We intend to coordinate our information technology services with both our sales and financing professionals

Marketing and Communication Support Services

We intend to assist our clients to optimize the impact of their financial decisions and providing cost effective software solutions. By optimizing this service, we will help facilitate the rapid dissemination of high impact and high quality information.

We believe that the services we intend to offer to our future clients will be quality, value added services that will enable long term success for them and us.

Financing Strategy

Our ability to increase our revenues and market our information technology consulting services will dependent on additional outside financing, advances from our majority shareholders and reinvesting our profits. Primary responsibility for the overall planning and management of our services will rest with our management. For each service we plan to offer, management will need to assess the market and our needs to offer such consulting services at cost-effective prices to information technology users. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever offer services on cost-effect terms.

Competition

The information technology consulting services industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service, such as information technology firms, accounting firms, consultants as well as many companies that have greater financial and other resources than us.

The major competitive factors in our business are the timeliness and quality of service, the quality of work product the clients desire and price. Our ability to compete effectively in providing customer service and quality services depends primarily on the level of training of our future staff, the utilization of computer software and equipment and the ability to deliver our services in an effective and timely manner. We believe we will compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

27

Intellectual Property Rights

We do not currently have any intellectual property rights.

Our Website

Our website is located at www.itprofessionals.com and will provide a description of our company, our services, mission statement along with our contact information including our address, telephone number and e-mail address.

Dependence On Customers

We do not yet have any customers.

Trademarks and Patents

We do not have any registered trademarks or patents.

Need for any Government Approval Of Principal Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the services we intend to provide to customers may be subject to U.S. and local government regulations.

Research and Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers and directors who devote their time as needed to our business and expect to devote 15 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 1395 Brickell Avenue, Suite 800, Miami, FL 33131. We have a written lease with the landlord to provide us with a virtual office pace, on a month-to-month basis, for $149 per month commencing July 1, 2015.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director serves until his successor is elected and qualified. Our director elects our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)
Claude Beauregard	62	Chairman, President and Chief Executive Officer

Daniel Trudeau	59	Vice President, Chief Financial Officer, Secretary and Director

The persons named above have held their offices/positions since October 27, 2014, and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

28

Mr. Claude Beauregard, Chairman, President and Chief Executive Officer

Claude Beauregard is our Chairman, President and Chief Executive Officer and has served in that capacity since our formation on October 27, 2014. From November 2000 to the present, Mr. Beauregard has been the President of BCT Experts-Conseils, Inc., a consulting firm headquartered in Montreal, Canada. In his capacity as President, Mr. Beauregard is responsible for all executive and administrative functions of the firm. BCT Experts-Conseils, Inc. provides business strategy, financing, due diligence and marketing services to clients looking to reorganize their business, obtain financing, or perform due diligence on potential acquisitions. From 1998 to 2000, Mr. Beauregard was the President and Chief Operating Officer of Intasys Capital, a venture capital firm investing in and jointly managing various companies. Mr. Beauregard has also served as a director of several private and public companies.

Mr. Daniel Trudeau, Vice President, Chief Financial Officer, Secretary and Director

Daniel Trudeau, is our Vice President, Chief Financial Officer and Director and has served in this capacity since our formation on October 27, 2014. Mr. Trudeau has 30 years of information technology and engineering experience. From September 2013 to the present, Mr. Trudeau serves as the OPE Manager for Rogers Communications. In his capacity as OPE Manager, Mr. Trudeau is responsible for the access planning of the Rogers fiber network in Quebec. From February 2004 to September 2013, Mr. Trudeau served as the Vice President of Operations at BCT Experts-Conseils, Inc. where he was responsible for the management of several projects such as the implementation of a wireless network in downtown Montreal. From August 2006 to March 2011, he served as the President and CEO of Anticus International Corporation, a public company, where he was responsible for all executive and administrative functions of the firm including the development and implementation of its business plan. Previously, he occupied the position of General Manager of System Design and Integration for AVW-Telav Audio Visual Solutions, where he was responsible for the national management of sales and operations with a budget of $16 million and 40 employees covering 4 cities. Mr. Trudeau obtained a Bachelor Degree in Applied Science and Mechanical Engineering from The Polytechnique School of Montreal in 1980. In 1992, he received his Master Degree in Business Administration from the Hautes Etudes Commercials of Montreal.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and only one director and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In October 2014, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

29

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

Board of Directors

Our directors hold office until the completion of their term of office, which is not longer than one year, or until their successor(s) have been elected. Our directors’ term of office expires on March 31, 2017. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past five years, other than as set forth below, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

30

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors’ liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from October 27, 2014 (inception) to December 31, 2015, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Claude Beauregard CEO, President, and Director	2015 2014	- -	- -	- -	- -	- -	- -	- -	- -

Daniel Trudeau, III, Vice President, Chief Financial Officer, Secretary and Director	2015 2014	- -	- -	- -	- -	- -	- -	- -	- -

We have no formal employment arrangement with Mr. Beauregard or Mr. Trudeau at this time. Mr. Beauregard’s and Mr. Trudeau’s compensation has not been fixed or based on any percentage calculations. Messrs. Beauregard and Trudeau will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. Messrs. Beauregard and Trudeau’s compensation amounts will be formalized if and when their annual compensation exceeds $50,000.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2015 and 2014.

Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. Except as set forth below, the shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of December 31, 2015, we had 14,323,479 shares of common stock outstanding, which are held by 34 shareholders. There is not any pending or anticipated arrangements that may cause a change in control.

31

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Ringar Investments, LLC(1) 10105 Grand Oak Dr. Austin, TX 78750	4,250,000	29.67%

Common Stock	Robert Desjardins	1,040,000	7.26%

Common Stock	Claude Beauregard(2) 1395 Brickell Avenue, Suite 800 Miami, FL 33131	2,250,000	15.71%

Common Stock	Daniel Trudeau(2) 1395 Brickell Avenue, Suite 800 Miami, FL 33131	2,250,000	15.71%

	All Officers and Directors as a Group (2 persons)	4,500,000	31.42%

1.	Daniel Ringuet and Leonard Garcia have voting and dispositive power with respect to the shares owned by Ringar Investments, LLC.
2.	Mr. Beauregard and Mr. Trudeau may be deemed a “parent” and “promoter” of our Company within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings.

Claude Beauregard will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Mr. Beauregard, our chairman, president, chief executive officer, chief financial officer, and Mr. Trudeau, our vice president and secretary.

Our office and mailing address is 1395 Brickell Avenue, Suite 800, Miami, FL 33131. There is a written lease agreement for month to month at a cost of $300 per month.

On October 27, 2014, we sold 2,250,000 shares of our common stock to Claude Beauregard, our president, chief executive officer, chief financial officer, and director for $2,250 in cash or $0.001 per share and 2,250,000 shares of our common stock to Daniel Trudeau, our vice president and director for $2,250 in cash or $0.001 per share.

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;

●	disclose in any and all filings with the Securities and Exchange Commission, where required;

●	obtain disinterested directors’ consent; and

●	obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Nevada on October 27, 2014. We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, in series as fixed by our directors. As of the date of this prospectus, there are no preferred shares outstanding.

32

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.0001 par value per share. As of the date of this registration statement, there are 14,323,479 shares of our common stock issued and outstanding held by 34 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Articles of Incorporation applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock in series as fixed by our directors with $0.0001 par value per share. As of the date of this prospectus, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as our directors may from time to time determine. The board may, without shareholders’ approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

33

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, FL 32725, having a telephone number of (813) 344-4490.

PLAN OF DISTRIBUTION

We are registering 3,135,979 shares of common stock for possible resale at the price of $0.10 per share. The percentage of the total outstanding common stock being offered by the Selling Security Holders is approximately 21.9% based upon the 14,323,479 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will not receive any proceeds from the sale of the shares by the Selling Security Holders. The price per share is $0.10 and will remain so unless and until the shares are quoted on the OTCBB or an exchange at which time the Selling Security Holders may sell at prevailing market prices or privately negotiated prices. However, our common stock may never be quoted on the OTCBB or listed on any exchange.

If and when the common stock is quoted on the OTCBB or listed on an exchange, the Selling Security Holders’ shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the Selling Security Holders. Further, the Selling Security Holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Selling Security Holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and any underwriters. Mark Salter, one of the Selling Security Holders, is an underwriter. Each of the other Selling Security Holders may be deemed to be an underwriter in this offering.

In the event that the Selling Security Holders enter into an agreement, after the effective date of this registration statement, to sell their shares through a broker-dealer that acts as an underwriter, we will file a post-effective amendment to this registration statement and file the agreement as an exhibit to the amended registration statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the registration statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this registration statement may be deemed to be an “underwriter” under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the Selling Security Holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

(a)	the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the Selling Security Holders, and

(b)	any discounts, commissions, and other items constituting compensation from the Selling Security Holders, and

(c)	any discounts, commissions, or concessions allowed, realized or paid to dealers, and

(d)	the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a Selling Security Holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the Selling Security Holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.

34

In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. We do not have an agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. We intend to contact market makers in the future to file an application with FINRA on our behalf. There can be no assurance that a market maker will agree to file an application or that if one agrees to file an application that its application will be accepted by FINRA. If a market maker agrees to file an application with FINRA, we cannot estimate the time period that the application will require to be approved by FINRA.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

35

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons’ compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

36

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of our registration statement, of which this Prospectus is a part, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the registration statement on Form S-1, of which this prospectus is a part. Nonetheless, even if we do not file a Form 8-A with the SEC, as of the effective date of our registration statement, we will become subject to certain Exchange Act obligations and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC at least through the end of the fiscal year in which our registration statement becomes effective. We intend to file the Form 8-A and, when done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing our Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the period ended December 31, 2015 and December 31, 2014 and the related statements of operation, changes in shareholders’ equity and cash flows for the year ended December 31, 2015 and for the period from October 27, 2014 (inception) to December 31, 2014, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Anton & Chia, LLP, 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660 given on the authority of such firm as experts in accounting and auditing.

37

Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

Our auditors are the firm of Anton & Chia, LLP, operating from their offices located at 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold by our Selling Security Holders in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we have plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

IT Management, Inc.

1395 Brickell Avenue, Suite 800

Miami, FL 33131

Tel: (305) 200-8891

38

IT MANAGEMENT, INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 AND 2014

AND FOR THE PERIOD FROM OCTOBER 27, 2014

(INCEPTION) TO DECEMBER 31, 2014

INDEX TO FINANCIAL STATEMENTS

Financial Statements	PAGE

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of December 31, 2015 and 2014	F-2

Statements of Operations for the year ended December 31, 2015 and for the period from October 27, 2014 (inception) to December 31, 2014	F-3

Statements of Changes in Stockholders’ Equity for the year ended December 31, 2015 and for the period from October 27, 2014 (inception) to December 31, 2014	F-4

Statements of Cash Flows for the year ended December 31, 2015 and for the period from October 27, 2014 (inception) to December 31, 2014	F-5

Notes to Financial Statements	F-6

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

IT Management, Inc.

We have audited the balance sheets of IT Management, Inc. (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ equity and cash flows for the year ending December 31, 2015 and for the period from October 27, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits .

We conducted our audi t s in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the year ending December 31, 2015 and for the period from October 27, 2014 (Inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in Note 8 to the financial statements, the Company has minimal assets and incurred a loss of $76,525 for the period from inception through December 31, 2015. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

May 3 , 2016

Newport Beach, CA

F-1

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

IT MANAGEMENT, INC.

Balance Sheets

	December 31, 2015	December 31, 2014

ASSETS
Current Assets
Cash	$41,763		-
Accounts receivable	441		-
Other receivable	-		$2,268
Subscription receivable	-		11,250
Prepaid expenses	10,000		20,000
Total Current Assets	52,204		33,518

Non-current Assets
Security deposit	149		-

TOTAL ASSETS	$52,353		$33,518

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$141	$
Shareholder advances	900		1,250
Convertible note, net of unamortized debt discount	-		1,847
Total Current Liabilities	1,041		3,097

TOTAL LIABILITIES	1,041		3,097

STOCKHOLDERS’ EQUITY
Preferred Stock, Authorized 10,000,000 preferred shares, $0.0001 par, none issued and outstanding on December 31, 2014
Common Stock; Authorized 100,000,000 common shares, $0.0001 par, 14,323,479 and 12,830,000 issued and outstanding on December 31, 2015 and 2014 , respectively	1,432		1,283
Additional paid-in capital	126,405		62,217
Accumulated Deficit	(76,525)		(33,079)
TOTAL STOCKHOLDERS’ EQUITY	51,312		30,421
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$52,353		$33,518

The accompanying notes are an integral part of these financial statements.

F-2

IT MANAGEMENT, INC.

Statement s of Operations

For the year ended December 31, 2015 and

For the Period from October 27, 2014 (Inception) through December 31, 2014

	For the year ended December 31, 2015	October 27, 2014 (Inception) through December 31, 2014

Revenues:

Consulting fees	$1,766	$-

Operating Expenses:

General & administrative expenses	18,495	1,232
Professional fees	18,228	30,000
Total Operating expenses	36,723	31,232

Interest and amortization expense	8,489	1,847

Loss before Income Tax	(43,446)	(33,079)

Income Tax Provision	-	-

Net Loss for the Period	$(43,446)	$(33,079)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and Diluted	12,816,906	12,356,462

The accompanying notes are an integral part of these financial statements.

F-3

IT MANAGEMENT, INC.

Statement s of Changes in Stockholders’ Equity

For the period from October 27, 2014 (inception) through December 31, 2015

			Additional
.	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance at October 27, 2014 (Inception)	-	$-	$-	$-	$-

Initial shares, par value $0.0001, issued from October 27, 2014 to October 31, 2014 at $0.001 per share	12,000,000	1,200	10,800	-	12,000

Common shares, par value $0.0001, issued from November 1, 2014 to December 31, 2014 at $0.05 per share	830,000	83	41,417	-	41,500

Beneficial conversion feature	-	-	10,000	-	10,000

Net loss for the period	-	-	-	(33,079)	(33,079)

Balances, December 31, 2014	12,830,000	$1,283	$62,217	$(33,079)	$30,421

Common shares, 1,080,000, par value $0.0001 issued at $0.05 per share	1,080,000	108	53,892	-	54,000

Common shares, 413,479, par value $0.0001 issued at $0.025 per share upon conversion of 10% note	413,479	41	10,296	-	10,337

Net loss	-	-	-	(43,446)	(43,446)

Balance, December 31, 2015	14,323,479	1,432	126,405	(76,525)	51,312

The accompanying notes are an integral part of these financial statements.

F-4

IT MANAGEMENT, INC.

Statement s of Cash Flows

December 31, 2015

For the Period from October 27, 2014 (inception) through December 31, 2014

	For the year ending December 31, 2015	October 27, 2014 (Inception) to December 31, 2014
OPERATING ACTIVITIES
Net Loss	$(43,446)	$(33,079)
Adjustments to reconcile net loss to net cash used in operations:
Amortization expense	(1,667)	1,667
Changes in operating assets and liabilities
Accounts receivable	(441)	-
Other receivable	2,268	(2,268)
Subscriptions receivable	11,250	-
Security deposit	(149)	-
Prepaid expenses	10,000	(20,000)
Accounts payable	141	-
Accrued interest expense	(180)	180
Net cash used in Operating Activities	(22,224)	(53,500)

FINANCING ACTIVITIES
Issuance of common stock, net of receivable	54,000	42,250
Issuance of 10% convertible note	10,337	10,000
Shareholders’ advances	(350)	1,250
Net cash provided by Financing Activities	63,987	53,500

Net cash increase for period	41,763	-
Cash, at beginning of period	-	-

Cash, at end of period	$41,763	$-

Supplemental cash flow information:

Cash paid for income taxes	$-	$-
Noncash financing and investing activities:
Recognition of contingent beneficial conversion feature	-	$10,000

The accompanying notes are an integral part of these financial statements.

F-5

IT MANAGEMENT, INC.

Notes to the Financial Statements

December 31, 2015 and 2014

NOTE 1 – NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on October 27, 2014, under the name IT Management, Inc. The Company has limited operations and is developing a business plan to provide information technology and computer consulting services to clients in the United States and Canada. From October 27, 2014 (inception) to September 14, 2015, its business activities were limited to organizational matters and developing its business plan and marketing its services. In September 2015, the Company entered into consulting agreements with two clients and began to realize revenues from its planned operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. As of December 31, 2015, the Company does not have any cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

F-6

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2015 and 2014 , respectively.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed. In September 2015, the Company began reporting its revenues due to an agreement with its first customer. The Company performs information technology consulting services for its clients and recognizes revenues as it performs the consulting services.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations .

NOTE 3 – PREPAID EXPENSES

Prepaid expenses consist of amounts paid in advance for legal services that had not yet occurred as of December 31, 2015. The balance as of December 31, 2015 and 2014 was $10,000 and $20,000, respectively.

NOTE 4 – CONVERTIBLE NOTE

In October 2014, the Company entered into one Convertible Promissory Note (the “Note”) with investor, in the amount of $10,000. The Note accrued interest at 10% per annum and was due and payable in a year. The Note holder had the option to convert all principal and interest outstanding under the Note into shares of Company common stock at the conversion price of $0.025 per share. As of December 31, 2015 and 2014, the Company has unamortized debt discount of $0 and $8,333, respectively on the Note. On February 27, 2015, the holder of the Note converted the Note’s principal, plus accrued interest, at a conversion price of $0.025 per share into 413,479 shares of common stock.

F-7

NOTE 5 – INCOME TAXES

The Company is subject to taxation in the United States and Florida. The benefit from income taxes for the period from October 27, 2014 (Inception) through December 31, 2015 is summarized below:

	2015	2014
Current:
Federal	$-	$-
State	-	-
Total current	-	-

Deferred:
Federal	14,722	11,247
State	-	-
Change in valuation allowance	(14,722)	(11,247)
Total deferred	-	-
Income tax provision (benefit)	$-	$-

At December 31, 2015, the Company had federal net operating loss carry forwards of approximately $26,019 which may be offset against future taxable income through 2035. No net deferred tax assets are recorded at December 31, 2015 or 2014, as all deferred tax assets and liabilities have been fully offset by a valuation allowance due to the uncertainty of future utilization.

At December 31, 2015 and 2014, deferred tax assets (liabilities) consist of the following:

	2015	2014

Net operating loss carry-forwards	$26,019	$11,247
Other	-	-
Total deferred tax assets	26,019	11,247
Less: valuation allowance	(26,019)	(11,247)

Net deferred tax assets	-	-

The change in the valuation allowance during the year ended December 31, 2015 was an increase of approximately $14,000 and a full valuation allowance has been recorded since, in the judgement of management, these net deferred tax assets are not more likely than not to be realized. The ultimate realization of deferred tax assets and liabilities is dependent upon the generation of future taxable income during periods in which those temporary differences and carryforwards become deductible or are utilized.

A reconciliation of the statutory federal income tax rate for the year ended December 31, 2015 and 2014 to the effective tax rate is as follows:

	2015	2014
Expected federal tax	34.00%	34.00%
Valuation allowance	(34.00)%	(34.00)%

Total	-%	-%

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, $0.0001 par value and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.0001 par value and is authorized to issue 10,000,000 shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

On October 27, 2014, the Company issued 12,000,000 shares of common stock to its founders and initial shareholders at a price of $0.001 per share for $12,000. The Company’s officers and directors, Mr. Beauregard and Mr. Trudeau were issued 4,500,000 of the 12,000,000 common shares.

From October 28, 2014 to December 31, 2014, the Company sold 830,000 shares of its common stock at a price of $0.05 per share for $41,500 to 12 accredited investors in an exempt transaction under Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have subsequently paid for their shares.

From January 1, 2015 to September 30, 2015, the Company sold 1,080,000 shares, of its common stock at a price of $0.05 per share for $54,000 to accredited investors in an exempt transaction under Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have subsequently paid for their shares.

On February 27, 2015, the holder of the Company’s 10% convertible note converted the notes principal, plus accrued interest, at a conversion price of $0.025 per share into 413,479 shares of common stock.

As of May 26 2015, the Company has collected all subscription receivable.

As of December 31, 2015, there are 14,323,479 shares of common stock outstanding.

NOTE 7 – RELATED PARTY TRANSACTIONS

The officers and sole director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

As of December 31, 2015, four of the Company’s shareholders have advanced $900 to the Company. These advances are unsecured and not carry an interest rate or repayment terms.

NOTE 8 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the second and third quarters going forward. The Company cannot provide any assurance or guarantee that it will be able to generate revenues. Potential investors must be aware if it were unable to raise additional funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from October 27, 2014 (inception) to December 31, 2015 of ($76,525). The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2015 through the date the financial statements are available for issuance and notes there is nothing to be disclosed herein.

F-8

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$54,500.00
SEC Filing Fee*	36.44
Blue sky fees and expenses*	3,000.00
Miscellaneous*	463.56
TOTAL	$58,000.00

* Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Articles of Incorporation at Article Nine thereof providing for indemnification of our officers and directors as follows.

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

40

RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

We are authorized to issue up to 100,000,000 shares, $0.0001 par value, of common stock and 10,000,000 shares, $0.0001 par value, of preferred stock. On October 27, 2014, we issued 12,000,000 common shares to our founders as follows: (i) 4,500,000 shares to Ringar Investments, LLC at a price of $0.001 per share for $4,500; (ii) 2,250,000 shares to our chairman, president and chief executive officer at a price of $0.001 per share for $2,250; and (iii) 2,250,000 shares to our vice president, secretary and director at a price of $0.001 per share for $2,250.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since we incorporated, we have sold the following securities, which we did not register under the Securities Act of 1933, as amended in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended:

October 2014

We issued 3,250,000 common shares for $3,250 or $0.001 per share, to 8 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

November 2014

We issued 370,000 common shares for $3,250 or $0.05 per share, to 5 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

December 2014

We issued 460,000 common shares for $23,000 or $0.05 per share, to 8 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

January 2015

We issued 42,000 common shares for $21,000 or $0.05 per share, to 7 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

February 2015

We issued 260,000 common shares for $13,000 or $0.05 per share, to 5 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

On February 27, 2015, the holder of the Company’s one year 10% convertible note converted the principal, plus accrued interest, at a conversion price of $0.025 per share, into 413,479 shares of common stock.

March 2015

We issued 400,000 common shares for $20,000 or $0.05 per share, to 3 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

As of March 31, 2015, there is $34,250 of subscriptions receivable and, as of May 26 2015, the Company has collected all of its subscriptions receivable.

41

(b) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for working capital expenses associated with this prospectus and the balance of the proceeds will be applied to continued working capital.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of: (1) the disclosure of the application of the offering proceeds, or (2) disclosure of the termination of this offering.

42

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit
3.1 *	Articles of Incorporation
3.2*	Bylaws
5.1 * *	Opinion of Hateley & Hampton
10.1*	Form of Lockup Agreement with certain shareholders
14.1*	Code of Ethics
23.1a * *	Consent of Anton & Chia, LLP
23.2 * *	Consent of Hateley & Hampton (included in Exhibit 5.1)

*	Previously filed
**	Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

43

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on May 6, 2016.

IT MANAGEMENT, INC.

/s/ Claude Beauregard	/s/ Daniel Trudeau
Claude Beauregard	Daniel Trudeau
Chairman, President and Chief Executive Officer	Vice President, Secretary and Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Claude Beauregard	/s/ Daniel Trudeau
Claude Beauregard	Daniel Trudeau
Chairman, President and Chief Executive Officer	Vice President, Secretary and Principal Financial and Accounting Officer

May 6, 2016	May 6 , 2016

44